Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Brian Hartigan, Principal Executive Officer of Invesco Specialized Products, LLC, the Sponsor of Invesco CurrencyShares® Japanese Yen Trust (the “Trust”), hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Trust’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended;
(2)
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Trust; and
(3)
This certification accompanies the report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Trust under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of such report), irrespective of any general incorporation language contained in such filing.

Dated: February 22, 2024	/s/ Brian Hartigan
Brian Hartigan
Principal Executive Officer